Exhibit 10.13

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Amendment # 1 to the EMC Select Distributor Agreement for Software

This Amendment # 1 to the EMC Select Reseller Agreement for Hardware and Software (“Amendment”), effective as of the last date signed below (“Effective Date”), is entered into by and between EMC Corporation, a Massachusetts corporation, with offices at 176 South Street, Hopkinton, Massachusetts 01748, on behalf of itself and its majority-owned subsidiaries (collectively, “EMC”) and Varonis System, Inc., a Delaware corporation with a principal place of business at 499 7th Ave., 23rd Floor – South Tower, New York, NY, 10018 (“Supplier”) and amends the EMC Select Reseller Distributor Agreement for Software between EMC and Supplier entered into on or about January 24, 2007 (“Original Agreement”). Collectively the Original Agreement and all associated amendments shall constitute the “Agreement”.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Supplier and EMC agree as follows:

1.	The following new section 7.5 is hereby added into the Agreement.

Open Source. Supplier represents and warrants that (i) it has disclosed to EMC all open source software (“OSS”) licenses used within the Products containing Narrow Patent Retaliation Clause(s) in the Products and pursuant to Section 2 below has received EMC approval to provide Products containing such OSS pursuant to this Agreement; and (ii) as of the End of the Year Release Date (as defined below) applicable to each Product, there will be no Broad Patent Retaliation Clause(s) in the applicable Product. Supplier covenants not to include any new OSS (as opposed to currently used OSS, which shall be removed by the End of the Year Release Date ) within the Products or any updates or releases thereof provided under this Agreement during the term that include Broad Patent Retaliation clauses. Supplier further covenants to provide EMC with a written notice (the “Narrow OSS Release Notice”), upon adding to the Products any new or updated OSS containing Narrow Patent Retaliation Clause(s), as soon as practicable [***] (the “Narrow OSS Release”). Upon receiving the Narrow OSS Release Notice, EMC shall have the right to ask the Supplier (in writing) to remove the applicable new OSS containing the Narrow Patent Retaliation Clause(s) from the Product (the “Removal Request”). If EMC does not provide such Removal Request within [***] days after receiving the Narrow OSS Release Notice, it shall be deemed as if EMC approves the applicable Narrow OSS Release. If EMC shall provide the Removal Request, the Supplier shall have the right, at its sole discretion, to refuse the Removal Request. In that event, EMC, in its sole discretion, may suspend reselling all the affected software (but not some of the affected software). If the suspension is with respect to all of Supplier’s Products available for licensing to customers (other than probes), and if within ninety (90) days as of the commencement of such suspension (whether such suspension is effected by a notice or de facto) the Supplier and EMC do not find an agreed solution with respect to applicable Removal Request and the suspension continues, the Original Agreement shall be deemed as terminated by EMC, for all purposes, without any further required actions by any party hereof. Any notices pursuant to this Amendment shall be provided

EMC and Varonis Confidential

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

to: (i) if to EMC, EMC Select Business Manager, 176 South Street, Hopkinton, MA 01748 with a copy to Office of the General Counsel, EMC Corporation, 176 South Street, Hopkinton, MA 01748, and (ii) if to the Supplier, Varonis Systems Inc., 499 7th Ave., 23rd Floor-South Tower, New York, NY, 10018 , with a copy to Office of the General Counsel, Varonis Systems Ltd., 11 Galgalei Haplada Street, Hertzelia, Israel, POB: 12609 . For the purposes herein, an electronic mail shall be deemed as a written notice. As used herein, “Narrow Patent Retaliation Clause” means language in a license agreement the effect of which is to revoke the needed licenses, including patent licenses, granted to the distributor, user, and/or licensee of such OSS, in the event that the distributor, user, and/or licensee sues the owner, Supplier, distributor, developer, and/or contributor of the OSS for patent infringement caused by the OSS itself (including but not limited to OSS licensed under Apache 2.0; Eclipse Public License 1.0; CDDL; Pearl Artistic). The term “Broad Patent Retaliation Clause” means language in a license agreement the effect of which is to revoke the needed licenses, including patent licenses, granted to the distributor, user, and/or licensee, in the event that the distributor, user and/or licensee sues the owner, Supplier, developer, and/or contributor of the OSS for patent infringement, not limited to the OSS itself (such OSS licenses including, but not limited to OSS licensed under Common Public License; IBM Public License; Mozilla Public License v1.1; Netscape Public License v1.1). Notwithstanding anything in this Section 7.4 to the contrary, Supplier represents, warrants and covenants that as of End of the Year Release Date applicable to each Product, the Products provided to EMC will not contain any OSS licensed under the GPLv3 and LGPLv3. For the purposes of this Amendment, the “End of the Year Release Date” applicable to a Product shall mean the later of (i) October 1, 2011, or (ii) such date in which there is a major release of a Product following the next major release of such Product but in no event later than January 31, 2012 (for illustration purposes only, if the current version of a Product is 5.5, the next major release of such Product would be 5.6, and the major release of such Product following the next major release, in which no GPLv3 or LGPLv3 be contained in such Product, would be 5.7).

2.	Supplier provided EMC with a complete list of the OSS in the Products on June 29, 2011. EMC has reviewed that list against the terms stated above. EMC approves that list, provided that the following open source packages, which are subject to the GPLv3 license, are not acceptable and Supplier shall be required to remove them by the End of the Year Release Date:

LdapAdmin

http://www.gnu.org/copyleft/gpl.html

winscp.exe

http://www.gnu.org/copyleft/gpl.html

SharpZipLib, to the extent used under a GPLv3 license

http://www.icsharpcode.net/opensource/sharpziplib/

Supplier agrees to remove these packages from Products provided to EMC by the End of the Year Release Date.

EMC and Varonis Confidential

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Except as stated above, the other terms of the Agreement remain in full force and effect. All terms not defined in this Amendment 1 shall have the meaning stated in the Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment 1 to be executed by their duly authorized representatives.

Varonis Systems, Inc.		EMC Corporation
“Supplier”		“EMC”

By:	/s/ Yaki Faitelson	By:	/s/ Timothy Smith

Print Name: Yaki Faitelson		Print Name: Timothy Smith

Title:	CEO	Title:	V. P. GSCM

Date:	7-15-2011	Date:	7/20/2011

Varonis Systems, Inc.

Reviewed by Legal

EMC and Varonis Confidential

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